Corporate Presentation September 2022

Forward Looking Statement Disclaimer Statements contained in this presentation and oral statements made regarding the subject of this presentation regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Trevi's business plans and objectives, including future plans or expectations for Trevi's product candidates and plans with respect to future clinical trials, and other statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties regarding the success, cost and timing of Trevi's product candidate development activities and ongoing and planned clinical trials; uncertainties regarding Trevi's ability to execute on its strategy; uncertainties with respect to regulatory authorities' views as to the data from Trevi’s clinical trials and next steps in the development path for Trevi's product candidates in the United States and foreign countries; uncertainties inherent in estimating Trevi's cash runway, future expenses and other financial results, including Trevi's ability to fund future operations, including clinical trials; uncertainties regarding the scope, timing and severity of the COVID-19 pandemic, the impact of the COVID-19 pandemic on Trevi's clinical operations and actions taken in response to the pandemic; as well as other risks and uncertainties set forth in the quarterly report on Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Trevi undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. This presentation includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that these third-party sources and estimates are reliable but have not independently verified them. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors that could cause results to differ materially from those expressed in the estimates made by third parties and by us. 2

Trevi Therapeutics: Developing a First-In-Class Oral Therapy for Hard to Treat Chronic Cough and Pruritic Conditions 3 Trial achieved statistical significance on the primary and all key secondary endpoints Statistically significant for the primary efficacy endpoint measured by a 4-point reduction in the Worst Itch Numerical Rating Scale (WI-NRS) (p=0.0157) Prurigo Nodularis (PN) Chronic Cough in Idiopathic Pulmonary Fibrosis (IPF) 75.1% reduction in daytime cough frequency from study baseline, 52.5% placebo-adjusted change (p<0.0001) 24-hour cough frequency reduction and patient reported outcomes were consistent with the reduction in daytime cough frequency Haduvio (nalbuphine ER) is an investigational drug

Broad Applications for Mechanism of Action of Haduvio™ (nalbuphine ER) 4 Haduvio has a novel mechanism of action acting through the mu and kappa receptors, both peripherally and centrally in the body Mechanism of Action: mu antagonist + kappa agonist Dynamic interchange between the two receptors Centrally Active + Peripherally Active Haduvio (nalbuphine ER) is an investigational drug

Chronic Cough in Idiopathic Pulmonary Fibrosis (IPF)

Prevalence and The Significant Role of Chronic Cough in IPF 6 1Datamonitor 2015 Idiopathic Pulmonary Fibrosis Disease Coverage Ref Code: DMKC12770 2Nalysnyk L et al. Eur Resp Rev 2012 DOI: 10.1183/09059180.00002512 3Key AL et al. Cough 2010 DOI: 10.1186/1745-9974-6-4 4VanManen M et al. Am J Respir Crit Care Med 2015; 191: A4422 5Swigris JJ et al. Health Qual Life Outcomes 2005 DOI: 10.1186/1477-7525-3-61 6vanManen M et al. Ther Adv Respir Dis 2017 doi: 10.1177/1753465816686743 7Wakwaya Y et al. Chest 2021 DOI: 10.1016/j.chest.2021.05.071 8VanManen M et al. ERS 2016 DOI: 10.1183/16000617.0090-2015 9Ryerson CJ et al. Resp 2011 DOI: 10.1111/j.1440-1843.2011.01996.x Haduvio (nalbuphine ER) is an investigational drug 226-520 Median coughs per day of an IPF patient. 3,4 The urge to cough cannot be relieved by coughing.5 IPF is a high burden disease that has a high impact on QoL, e.g.:3-7 Coughing can increase feelings of anxiety as it induces breathlessness Coughing spells or episodes lead to significant fatigue, air hunger, peripheral oxygen desaturation The social impact and isolation of chronic cough in IPF further compounds limited exercise ability, reduced walking distance and the need to use supplemental oxygen Chronic cough may also contribute to enhanced activation of profibrotic mechanisms and disease worsening in IPF 8 Cough may be an early clinical marker of disease activity, may identify patients at high risk of progression, and may predict time to lung transplantation or death 9 30,000-40,000 Incident cases of IPF in the US every year2

CANAL Phase 2 Trial Design
Randomized, Double-Blind, Placebo-Controlled, Two Treatment Period Crossover


Treatment Period 1
Treatment Period 2
Randomization
nalbuphine ER BID (Day 1 – Day 22)
Placebo (Day 1 – Day 22)
2-week washout period / treatment crossover
Placebo (Day 1 – Day 22)
nalbuphine ER BID (Day 1 – Day 22)
2-week follow-up
Daily Patient Reported Outcomes (eDiary)
VitaloJAK Readings
Day -1 Study Baseline/ Treatment Period 1 Baseline
Day 22 Treatment Period 1 Ends
Day -1 Treatment Period 2 Baseline
Day 22 Treatment Period 2 Ends

NALBUPHINE ER
Oral tablet dosed BID
Titrated to 162mg over the active treatment period



The VitaloJAK® Cough Monitor provides a fully validated system for objective measurement of cough.

Validated, 510k cleared and CE marked medical device system.

trevi THERAPEUTICS

www.clinicaltrials.gov: NCT04030026
Haduvio (nalbuphine ER) is an investigational drug
VitaloJAK is a registered trademark of Vitalograph

7

Mean change in daytime cough frequency (coughs per hour) from baseline as assessed by objective digital cough monitoring at Day 22 by treatment. Relative change in daytime cough frequency (coughs per hour) from baseline at Day 22 by treatment. Relative change in 24-hour (combined daytime and nighttime) cough frequency (coughs per hour) from baseline at Day 22 by treatment. Relative change in nighttime cough frequency (coughs per hour) from baseline at Day 22 by treatment. Mean change in the Evaluating Respiratory Symptoms (E-RS®) diary cough subscale (E-RS diary question number 2) from baseline at Days 9, 16, and 22 by treatment. Mean change in the Cough Severity Numerical Rating Scale at Days 8, 15, and 21 by treatment. Mean change in the E-RS diary breathlessness subscale (E-RS diary questions 7, 8, 9, 10, and 11) from baseline at Days 9, 16, and 22 by treatment. Mean change in the Clinical Global Impression – Change (CGI-C) over time measured at Day 21 by treatment. Secondary Endpoints Primary Endpoint Primary and Secondary Endpoints 8 Haduvio (nalbuphine ER) is an investigational drug E-RS are registered trademarks of Evidera

9 Baseline Characteristics Haduvio (nalbuphine ER) is an investigational drug

Screened N=56 Randomized / Enrolled N=42 Completers N=28 (14) Screen Failed (25%) (6) Adverse event (14.6%) (2) Withdrawal by subject (4.9%) (2) COVID-19 pandemic restrictions (4.9%) Patient Disposition 10 Full Analysis Set (FAS) N=38 (1) Protocol deviation (2.4%) (1) Withdrawal by subject (2.4%) (1) COVID-19 pandemic restrictions (2.4%) (1) Other (2.4%) Full analysis set (FAS): all randomized subjects who have taken at least one dose of study medication and provided baseline and at least one post-baseline primary efficacy variable assessment during the treatment period. Completers analysis set: all subjects who received both study treatments and completed both treatment periods in the study. Haduvio (nalbuphine ER) is an investigational drug

11 Primary Endpoint Achieved Statistically Significant Reduction in Daytime Cough Frequency with Haduvio Primary Endpoint calculated as geometric mean percent change in daytime cough frequency from study baseline No sequence or period effect Haduvio (nalbuphine ER) is an investigational drug 75.1% Reduction in daytime cough frequency at Day 22 with Haduvio 52.5% change compared to placebo in daytime cough frequency at Day 22 with Haduvio

12 Reduction of Cough Frequency And Placebo-Adjusted Change Were Consistent Between Daytime and 24Hr Cough Frequency 50.8% PBO Adj Chg. 52.5% PBO Adj Chg. Daytime Cough *p<0.0001 * * Endpoint calculated as geometric mean percent change in daytime and 24Hr cough frequency from study baseline No sequence or period effect Haduvio (nalbuphine ER) is an investigational drug 24Hr Cough

Post-Hoc Responder Analyses
Clear Separation Between Haduvio vs. Placebo at All Thresholds

97% of Haduvio subjects

saw a clinically meaningful reduction in 24Hr cough frequency

(Subjects experiencing a 20-30% reduction in their cough frequency is considered clinically meaningful)[1]

76% of Haduvio subjects reduced their cough frequency in half



Responders From Study Baseline
Reduction in 24Hr Cough Frequency
Percent of Responders
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
97% **
35%
76% **
19%
41% *
5%
-30%
-50%
-75%
Change from Study Baseline Thresholds
Haduvio (oral nalbuphine ER) N=29
Placebo N=37
*p<0.001
**p<0.0001

[1]Nguyen AM et al. J Allergy and Clin Immunol 2019 doi.org/10.1016/j.jaci.2018.12.519
Endpoint calculated as geometric mean percent change in 24Hr cough frequency from study baseline
Haduvio (nalbuphine ER) is an investigational drug

13

14 Patient and Clinician Reported Outcomes Support the Results Seen in the Objective Cough Monitor on the Full Dataset (N=38) EXACT2, EXACT7-11, and CS-NRS endpoints calculated as geometric mean percent change from baseline. CGI-C calculated as percent of subjects seeing improvement/decline vs. study baseline Haduvio (nalbuphine ER) is an investigational drug *p≤0.05 **p≤0.01 ***p≤0.001 ****p≤0.0001 *** ** *** **** **** *** ** **** **** * * * * **

15 Magnitude of Haduvio Effect Remained Consistent Independent of Background Anti-Fibrotic Therapy Endpoint calculated as geometric mean change in daytime and 24Hr cough frequency from study baseline Haduvio (nalbuphine ER) is an investigational drug

Summary of Treatment-Emergent Adverse Events Safety Population 16 Haduvio (nalbuphine ER) is an investigational drug

Summary of Treatment-Emergent Adverse Events by CTCAE Grade Safety Population1 17 1 One subject may have multiple Adverse Events Summary of Treatment-Emergent Adverse Events by CTCAE Grade - Safety Population Haduvio (nalbuphine ER) is an investigational drug

*Trial design is subject to ongoing discussions with the FDA and sufficient funding Haduvio (nalbuphine ER) is an investigational drug Phase 2b Clinical Trial Design* The trial is expected to be a dose-ranging, parallel arm design trial with four arms (three active dose arms and a placebo arm) The trial is expected to assess Haduvio treatment over a period to be determined of between three and six months The objectives of the trial will be to select the dose for further development, assess reduction of cough and impact on quality of life, assess safety and validate the use of the Vitalojak (objective cough monitor) and a patient reported outcome measure Primary efficacy endpoint of a decrease in 24Hr cough frequency assessed using VitaloJAK Next Steps Align with the FDA on protocol for the next clinical trial and submit IND Initiate Phase 2b clinical trial in 1H 2023 18 Chronic Cough in IPF – Anticipated Next Steps

Chronic Pruritus in Prurigo Nodularis

Prurigo Nodularis

Market and Competitive Landscape in Prurigo Nodularis

Prevalence

- United States[1-4]: 300,000
- Worldwide[5]: 730,000

Treatment Goals[5]

- Reduce pruritus
- Interrupt the itch-scratch cycle
- Completely heal PN lesions

Current Treatments

- Currently, no treatments are approved specifically for PN, and available treatments demonstrate variable success

United States expert panel consensus for diagnosis and management of prurigo nodularis [5]

Neural	Tier	Immunologic
Cannabinoids*	Tier 4	JAK inhibitors†3 Mycophenolate mofetil*
Thalidomide KOR agonists/MOR antagonists	Tier 3	IL-31 inhibitors* Azathioprine Dupilumab
NK-1 receptor antagonists† High-dose gabapentinoids Antidepressants (SNRI / SSRI / TCA) Low-dose gabapentinoids	Tier 2	Cyclosporine Methotrexate Narrowband UVB/PUVA phototherapy‡**
Topical ketamine/ amitriptyline/lidocaine Topical capsaicin	Tier 1	Intralesional corticosteroids (<10 lesions)/cryotherapy Topicals (Calcipotriol, Calcineurin inhibitors, Corticosteroids)

IL-31, Interleukin 31; JAK, Janus kinase; KOR, kappa opioid receptor; MOR, mu opioid receptor; NK1, neurokinin 1; PUVA, psoralen plus ultraviolet A; SNRI, serotonin and norepinephrine reuptake inhibitor; SSRI, selective serotonin reuptake inhibitor; TCA, tricyclic antidepressant; UVB, ultraviolet B. *Investigational therapies. †Therapies that have been helpful in chronic pruritus but currently lack data in prurigo nodularis. ‡Therapy may function via multiple mechanisms, immunologic or otherwise trevi THERAPEUTICS

[1]Huang AH et al. J Invest Dermatol 2020 DOI: 10.1016/j.jid.2019.07.697 [2]Stander S et al. JAAD Int 2020 DOI: 10.1016/j.jdin.2020.10.009 [3]Iking A et al. JEADV 2013 DOI: 10.1111/j.1468-3083.2012.04481.x [4]Pereira MP et al. JEADV 2018 DOI: 10.1111/jdv.15107 [5]Elmariah S, et al. *J Am Acad Dermatol* 2021 DOI: 10.1016/j.jaad.2020.07.025

Haduvio (nalbuphine ER) is an investigational drug

20

Haduvio Placebo Haduvio 162 mg BID Placebo BID Open-Label Haduvio 162 mg BID 21 PRISM Phase 2b/3 Trial Design (N=353) Screening Period Blinded Titration Period (2 weeks) Double-Blind Fixed Dose Comparison (12 weeks) Open Label Extension (up to 38 weeks) Primary Endpoint PRISM Trial Design Randomization www.clinicaltrials.gov: NCT03497975 Haduvio (nalbuphine ER) is an investigational drug

22 Baseline Characteristics (mITT) Haduvio (nalbuphine ER) is an investigational drug

Primary and Key Secondary Endpoint Scales

PRISM

Primary Endpoint

Worst Itch NRS (WI-NRS)

Proportion of subjects with a 4-point reduction from baseline (responders)

How would you rate your most severe itching over the past 24 hours?

0 = No Itch

10 = Worst Imaginable Itch

Numerical Rating Scale

0	1	2	3	4	5	6	7	8	9	10

No Itch — Worst Imaginable Itch

Key Secondary Endpoints

ItchyQoL™

How often during the past week do these statements apply to you?

22 questions (across 3 domains: symptoms, functional limitations, and emotions) on 5-point scale:

- Never
- Rarely
- Sometimes
- Often
- All the Time

Prurigo Activity Score (PAS) Question 5a

Please mark the respective percentage in comparison to all pruriginous lesions:

a) Pruriginous lesions with excoriations/crusts:

- 0%
- 1-25%
- 26-50%
- 51-75%
- 76-100%

PROMIS Sleep Disturbance Short Form 8a

In the past 7 days subjects were asked 8 sleep related questions on a 5-point scale:

- Very poor
- Poor
- Fair
- Good
- Very Good

trevi THERAPEUTICS

ItchyQoL ©2004, 2012 Emory University

Haduvio (nalbuphine ER) is an investigational drug

23

Randomized, n=353 Patient Disposition 24 nalbuphine ER, n=173 Placebo, n=180 Randomized but not dosed N=5 (2.9%) mITT, n=168 Randomized but not dosed N=4 (2.2%) mITT, n=176 Discontinuations, n=62 (36.9%) Subjects completing double-blind period, n=106 (63.1%) Discontinuations, n=34 (19.3%) Subjects completing double-blind period, n=142 (80.7%) Haduvio (nalbuphine ER) is an investigational drug

Statistically significant reduction in primary endpoint at week 14 (p=0.0157) Efficacy subgroup analyses consistent with the primary endpoint results when evaluating age (≥40 years), gender, or geography (US, EU) Haduvio is the first and only oral therapy to achieve primary endpoint in treating prurigo nodularis 25 Statistically Significant Results on the Primary Efficacy Endpoint in Prurigo Nodularis Observed with Haduvio p=0.0157 Haduvio (nalbuphine ER) is an investigational drug

Proportion of responders with a 4-point reduction from baseline in Worst Itch Numerical Rating Scale (WI-NRS) was statistically significant as early as week 6 (p=0.003) Pruritus reduction and the percent of 4-point responders continued to increase over time An open label extension trial is ongoing Haduvio Separated From Placebo as Early as Week 6 and were Sustained Over the 14-week Treatment Period * * * *p<0.05 Haduvio (nalbuphine ER) is an investigational drug 26

27 Significant Effect Observed Across All Key Secondary Endpoints (ItchyQoL, PAS-5a, PROMIS) and the Potential to Modify the Underlying Disease *p<0.05 **p<0.01 ***p<0.001 Improvement in sleep disturbances observed as early as week 6 Improvement in overall quality of life and in each of three domains (symptoms, functional limitations, and emotions) Potential to address the underlying disease seen as early as week 10 * *** ** ** *** * *** *** Haduvio (nalbuphine ER) is an investigational drug

Significant proportion of subjects achieved a 1-category improvement in IGA from baseline Responder is defined as a subject who has at a least 1-category improvement in the respective score of IGA-PN activity from baseline 28 Improvement in the Investigator Global Assessment (IGA) Observed, Reducing the Number of Lesions * ** *p=0.0122 **p=0.0007 Haduvio (nalbuphine ER) is an investigational drug

29 Haduvio Subject in the PRISM Trial Actual Haduvio patient. Individual results may vary. Source: Data on file, Trevi Therapeutics, Inc. Haduvio (nalbuphine ER) is an investigational drug

Summary of Treatment-Emergent Adverse Events Safety Population 30 Common Terminology Criteria for Adverse Events (CTCAE) version 4.03 or later Haduvio (nalbuphine ER) is an investigational drug

Summary of Treatment-Emergent Adverse Events by CTCAE Grade Safety Population1 31 1 One subject may have multiple Adverse Events Summary of Treatment-Emergent Adverse Events by CTCAE Grade - Safety Population Haduvio (nalbuphine ER) is an investigational drug

Complete open-label extension (last patient last visit – expected for Jan 2023) Present open-label extension data at medical congresses/publication Anticipate End of Phase 2 meeting with FDA (1Q 2023) Plan to initiate Phase 3 Prurigo Nodularis trial (1H 2023) 32 Clinical Development Anticipated Next Steps For Prurigo Nodularis Development plans subject to discussions with regulatory authorities and sufficient funding Haduvio (nalbuphine ER) is an investigational drug

Expiry 2026-2029 2032-2039 2041 Three Layers of Patent Protection for Haduvio for PN and Cough Potential to Provide Protection Up to 2029 - 2041 Formulation Patents Method of Use Patents Special Population Patents (dependent on label integration) 33 6 issued US patents 4 foreign patents, including the EU US 10,238,646 and 8,987,289: Patents Issued For the Treatment of Prurigo Nodularis (2032 expiry) US 17/545,487: Patent Application for the Treatment of Prurigo Nodularis (2037 expiry if issued) US 17/576,208: Patent Application Treatment of Chronic Cough, Breathlessness, and Dyspnea (2039 expiry if issued) US 17/702,995 (Track 1): Patent Application Treatment of Chronic Cough, Breathlessness, and Dyspnea (2039 expiry if issued) US 17.739,848 (Track 1): Patent Application for Methods of Administering Nalbuphine in Hepatically Impaired (2041 expiry if issued) Global protection – filings in all key jurisdictions

34 Trevi’s Go Forward Development Strategy Goal: Leverage Haduvio’s novel MOA and oral advantage in a focused way to maximize value with our resources Chronic Cough Strategy: Prioritize IPF chronic cough while maintaining optionality with additional chronic cough indications Prurigo Nodularis Strategy : Advance PN as a potential first-in-class oral option in this severe pruritic condition Development plans subject to discussions with regulatory authorities and sufficient funding Haduvio (nalbuphine ER) is an investigational drug

Appendix - Market Research 35

IPF Chronic Cough

Market Research Supports Favorable Access and Rapid Adoption for Haduvio Target Product Profile in the Treatment of Chronic Cough in IPF

Payers

160.5 million commercial lives
23.2 million Medicare Part D lives
10.0 million Managed Medicaid lives
PBMs account for 112.3 million total lives


BY PAYER TYPE
n = 10
1
4
5


BY LIVES COVERED
n = 193,680,000
0.5
41.5 %
58.0 %

- Pharmacy Benefit Manager (PBM)
- Traditional Insurer
- Integrated Delivery Network (IDN)

Providers

N=285 Pulmonologists



US Physician Background

Avg. # of unique patients managed in the last 12 months with...

IPF	56*
Non-IPF PF-ILD	43**
RCC/UCC	75***

Avg. % of IPF, Non-IPF PF-ILD and patients that had chronic cough

IPF	72%
Non-IPF PF-ILD	65%

Avg. % of chronic cough patents that had refractory chronic cough

RCC/UCC	50%

*1 outlier was removed. Outlier indicated high # of patients managed with IPF in the last 12 months compared to group average.
**3 outliers were removed. Outliers indicated high # of patients managed with Non-IPF PF ILD in the last 12 months compared to group average.
***2 outliers were removed. Outliers indicated high # of patients managed with RCC/UCC in the last 12 months compared to group average.

trevi THERAPEUTICS

Source: 2022 Market research: interviews and quantitative study with payers (n = 10) and pulmonologists (n = 285)
Haduvio (nalbuphine ER) is an investigational drug

36

Efficacy and Safety are Potential Primary Value Drivers for Payers In a New Entrant for Treating Chronic Cough in IPF Not Valuable Very Valuable Payers perceive the main strengths of Haduvio’s target product profile as the reduction in cough frequency measured using VitaloJAK®, safety, and its oral route of administration 37 IPF Chronic Cough Source: 2022 Market research: interviews and quantitative study with payers (n = 10) Haduvio (nalbuphine ER) is an investigational drug

Providers Recognize the Unmet Need in Chronic Cough in IPF and the Role Haduvio May Fill Based on the Target Product Profile Expected peak prescribing of Haduvio for chronic cough in IPF (No payer access restrictions/nominal copay) Unmet need of IPF Chronic Cough Impact of IPF Chronic Cough on Quality of Life (QoL) Haduvio Efficacy/Safety in IPF Chronic Cough 1 Very low 10 Very High (N=285) 38 1 Very low 10 Very High 1 Very low 10 Very High IPF Chronic Cough Source: 2022 Market research: interviews and quantitative study with pulmonologists (n = 285) Haduvio (nalbuphine ER) is an investigational drug

(N=100) Physicians anticipate their use of Haduvio to peak ~2 years from product availability based on target product profile Avg. % of IPF patients with chronic cough expected to be prescribed Haduvio… % of patients Physicians Report they Would Expect a Rapid Uptake with a Short Time to Peak Prescribing if Approved 39 IPF Chronic Cough Source: 2022 Market research: Quantitative study with IPF pulmonologists (n = 100) Haduvio (nalbuphine ER) is an investigational drug

40 Physicians Interviewed Perceive Very High Unmet Need in Treating Chronic Cough Across Multiple Cough Conditions Bottom 3 boxes (1, 2, 3) Middle 4 boxes (4, 5, 6, 7) Top 3 boxes (8, 9, 10) % of physicians 4 5 No unmet need at all Very high unmet need 1 2 6 3 7 8 9 10 Mean General Pulmonologists believe there is a higher unmet need when treating chronic cough in IPF, Non-ILF ILD & RCC/UCC patients than ILD Specialists (avg. 8.3 vs. 7.6 & 8.2 vs. 7.1 & 8.7 vs. 7.7)*** Pulms, overall, believe there is a higher unmet need in treating RCC/UCC than Primary Care Providers (avg. 8.2 vs. 6.6)*** Level of unmet need in treating… Source: Market research interviews and quantitative study with US pulmonologists, ILD specialists, and general practitioners (n = 105) *Based on Pulmonologists who managed IPF patients with chronic cough in the last 12 months **Based on Pulmonologists who managed Non IPF PF-ILD patients with chronic cough in the last 12 months ***Small sample size. Interpret results with caution. PF-ILD: Pulmonary Fibrosis-Interstitial Lung Disease; RCC: Refractory Chronic Cough; UCC: Unexplained Chronic Cough

41 Physicians Anticipate Their Use of Haduvio to Peak ~2 years After Launch Based on the Target Product Profile Avg. % Non-IPF PF-ILD and RCC/UCC patients with chronic cough expected to be prescribed Haduvio… % of patients Source: Market research interviews and quantitative study with US pulmonologists, ILD specialists, and general practitioners (n = 75) *Based on Pulmonologists who managed IPF patients with chronic cough in the last 12 months and expect to prescribe nalbuphine ER to their IPF patients **Based on Pulmonologists who managed Non-IPF PF-ILD patients with chronic cough in the last 12 months and expect to prescribe nalbuphine ER to their PF-ILD patients Trends between ILD Specialists & General Pulmonologists and their anticipation of time to prescribe nalbuphine ER are similar. PF-ILD: Pulmonary Fibrosis-Interstitial Lung Disease; RCC: Refractory Chronic Cough; UCC: Unexplained Chronic Cough Haduvio (oral nalbuphine ER) is an investigational drug